Exhibit 23.4

October 23, 2018

TuanChe Limited

9F, Ruihai Building

No. 21 Yangfangdian Road

Haidian District, Beijing 100038

People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on October 22, 2018 with the U.S. Securities and Exchange Commission.

Sincerely yours,

    /s/ Wendy Hayes

______________________________

Name: Wendy Hayes